AMENDMENT TO THE
ETF SERIES SOLUTIONS CUSTODY AGREEMENT

    THIS AMENDMENT, to the Custody Agreement dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties to the Agreement desire to amend the Agreement to update the funds list and fee schedule in the manner set forth herein; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit BB is hereby superseded and replaced with Exhibit BB attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	U.S. BANK N.A.

By: /s/ Michael D. Barolsky	By: /s/ Jeanine M. Bajczyk
Name: Michael D. Barolsky	Name: Jeanine M. Bajczyk
Title: Vice President and Secretary	Title: Senior Vice President
Date: 5/17/21	Date: 5/19/21

Defiance

Exhibit BB to the ETF Series Solutions Custody Agreement
Defiance ETFs, LLC

Defiance Next Gen Connectivity ETF
Defiance Quantum ETF
Defiance Nasdaq Junior Biotechnology ETF
Defiance NextGen SPAC Derived ETF
Defiance Next Gen H2 ETF
Defiance Hotel, Airline, and Cruise ETF
Defiance Next Gen Altered Experience ETF
Defiance Next Gen Big Data ETF

Base Fee for Custody Services at May 2021
The following reflects the greater of the basis point fee or annual minimum1 for funds where Defiance Global acts as Adviser to the fund in the ETF Series Solutions (ESS) ETF Trust.2

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-5 $___            First $___ [ ] bps
Funds 6+     $___            Balance [ ] bps

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2020 and terminated the relationship on June 30, 2021, Adviser would owe U.S. Bank up to 50% of $___ ($___ admin/acct/ta + $___ Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

Defiance

Exhibit BB (continued) to the ETF Series Solutions Custody Agreement
Defiance ETFs, LLC
Custody Services in addition to the Base Fee at August 2020
Portfolio Transaction Fees2
•$ ___ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$ ___ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$ ___ – Option/SWAPS/future contract written, exercised or expired
•$___ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$___ – Physical security transaction
•$ ___ – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$___ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $___ filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $___
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place
•Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Defiance

Exhibit BB (continued) to the ETF Series Solutions Custody Agreement
Defiance ETFs, LLC
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $___ per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
•A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Defiance

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$___	Hong Kong	[ ]	$___	Poland	[ ]	$___
Australia	[ ]	$___	Hungary	[ ]	$___	Portugal	[ ]	$___
Austria	[ ]	$___	Iceland	[ ]	$___	Qatar	[ ]	$___
Bahrain	[ ]	$___	India	[ ]	$___	Romania	[ ]	$___
Bangladesh	[ ]	$___	Indonesia	[ ]	$___	Russia	[ ]	$___
Belgium	[ ]	$___	Ireland	[ ]	$___	Saudi Arabia	[ ]	$___
Bermuda	[ ]	$___	Israel	[ ]	$___	Serbia	[ ]	$___
Botswana	[ ]	$___	Italy	[ ]	$___	Singapore	[ ]	$___
Brazil	[ ]	$___	Japan	[ ]	$___	Slovakia	[ ]	$___
Bulgaria	[ ]	$___	Jordan	[ ]	$___	South Africa	[ ]	$___
Canada	[ ]	$___	Kenya	[ ]	$___	South Korea	[ ]	$___
Chile	[ ]	$___	Kuwait	[ ]	$___	Spain	[ ]	$___
China Connect	[ ]	$___	Latvia	[ ]	$___	Sri Lanka	[ ]	$___
China (B Shares)	[ ]	$___	Lithuania	[ ]	$___	Sweden	[ ]	$___
Colombia	[ ]	$___	Luxembourg	[ ]	$___	Switzerland	[ ]	$___
Costa Rica	[ ]	$___	Malaysia	[ ]	$___	Taiwan	[ ]	$___
Croatia	[ ]	$___	Malta	[ ]	$___	Thailand	[ ]	$___
Cyprus	[ ]	$___	Mauritius	[ ]	$___	Tunisia	[ ]	$___
Czech Republic	[ ]	$___	Mexico	[ ]	$___	Turkey	[ ]	$___
Denmark	[ ]	$___	Morocco	[ ]	$___	UAE	[ ]	$___
Egypt	[ ]	$___	Namibia	[ ]	$___	Uganda	[ ]	$___
Estonia	[ ]	$___	Netherlands	[ ]	$___		[ ]	$___
Eswatini	[ ]	$___	New Zealand	[ ]	$___	Ukraine	[ ]	$___
Euroclear (Eurobonds)	[ ]	$___	Nigeria	[ ]	$___	United Kingdom	[ ]	$___
Euroclear (Non-Eurobonds)	[ ]	Rates are available upon request	Norway	[ ]	$___	Uruguay	[ ]	$___
Finland	[ ]	$___	Oman	[ ]	$___	Vietnam	[ ]	$___
France	[ ]	$___	Pakistan	[ ]	$___	West African Economic Monetary Union (WAEMU)*	[ ]	$___
Germany	[ ]	$___	Panama	[ ]	$___	Zambia	[ ]	$___
Ghana	[ ]	$___	Peru	[ ]	$___	Zimbabwe	[ ]	$___
Greece	[ ]	$___	Philippines	[ ]	$___

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Adviser’s signature not needed, as the Adviser has signed and acknowledged the fee proposal, dated April 14, 2021.

Defiance